UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2019

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THERMON GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-35159	27-2228185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7171 Southwest Parkway Building 300, Suite 200 Austin, Texas	78735
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (512) 690-0600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01    Regulation FD Disclosure.

On 14 March 2019, Johannes Van Der Salm, the Senior Vice President, Global Operations, of Thermon Group Holdings, Inc. (the “Company”), entered into a written trading plan (the “10b5-1 Plan”), in accordance with Rule 10b5-1 as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s insider trading policy, to dispose of an aggregate of 17,433 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Under the 10b5-1 Plan, the Shares will be sold, in one or more transactions, if the market price of the Common Stock reaches or exceeds certain minimum price thresholds specified in the 10b5-1 Plan. As of 14 March 2019, Mr. Van Der Salm has exceeded the level of Common Stock ownership required under the Company’s stock ownership guidelines, and the sale by Mr. Van Der Salm of the Shares would not impact his compliance with such guidelines. The 10b5-1 Plan is scheduled to terminate on 30 September 2019 (or sooner under certain circumstances including a sale of all Shares under the plan). The transactions executed in accordance with the 10b5-1 Plan will be disclosed publicly through one or more Form 4 filings with the SEC.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2019	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Ryan Tarkington
Ryan Tarkington
General Counsel & Corporate Secretary